UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 20, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2022 by Novo Integrated Sciences, Inc. (the “Company”), on December 15, 2022, the Company received a notice on December 15, 2022 (the “December Nasdaq Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended August 31, 2022 (the “Form 10-K”). The Company filed the Form 10-K with the Securities and Exchange Commission (the “SEC”) on April 3, 2023. On April 6, 2023, Nasdaq notified the Company that it had closed the matter based on the filing of the Form 10-K.

Also as previously disclosed, on January 26, 2023, the Company reported that it received a notice (the “January Nasdaq Notice”) on January 25, 2023 from Nasdaq advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Rule as a result of its failure to timely file the Form 10-K (which has since been filed) and its Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2022 (the “November Form 10-Q”).

Per the January Nasdaq Notice and in accordance with the December Nasdaq Notice, the Company had 60 calendar days from receipt of the December Nasdaq Notice or until February 13, 2023, to submit a plan to regain compliance with the Rule with the respect to the Form 10-K and the November Form 10-Q. On February 13, 2023, the Company submitted to Nasdaq its plan to regain compliance with the Rule with respect to the Form 10-K and the November Form 10-Q. On February 17, 2023 and March 22, 2023, based on Nasdaq’s further review, Nasdaq granted an exception to enable the Company to regain compliance with the Rule. The terms of the exception are as follows: on or before May 29, 2023, the Company must file the Form 10-K, the November Form 10-Q, and any other filings required by the Rule. As noted above, the Form 10-K was filed on April 3, 2023 and Nasdaq subsequently closed the matter with respect to the Form 10-K. As of the date hereof, the November Form 10-Q has not yet been filed.

On April 20, 2023, the Company received a notice (the “April Nasdaq Notice”) from Nasdaq advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Rule as a result of its failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 2023 (the “February Form 10-Q”). Because the November Form 10-Q remains unfiled, any additional Staff exception to allow the Company to regain compliance with the Rule for all delinquent filings will be limited to a maximum of 180 days from the due date of the initial delinquent filing, or May 29, 2023.

The Company intends to file the November Form 10-Q and the February Form 10-Q as promptly as possible in order to regain compliance with the Rule. The Company also intends to submit to Nasdaq an update to its original plan that (i) outlines, as definitively as possible, the Company’s plans to file the November Form 10-Q and the February Form 10-Q, and (ii) indicates the progress the Company has made toward implementing the plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: April 21, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer